Exhibit 3.23

BY – LAWS

OF

PARDEE CONSTRUCTION COMPANY OF NEVADA

(Incorporated under the Laws of Nevada)

ARTICLE I.

Offices

1. THE PRINCIPAL OFFICE shall be 11 Old Bank Building, 402 North Carson Street, in the City of Carson City, County of Ormsby, State of Nevada, and the name of the resident agent in charge thereof is The Prentice-Hall Corporation System, Nevada, Inc., 11 Old Bank Building, 402 North Carson Street, in the City of Carson City, County of Ormsby, State of Nevada.

2. THE CORPORATION may also have offices at such other places within or without the State of Nevada as the Board of Directors may from time to time appoint, or the business of the corporation may require.

ARTICLE II.

Stockholders’ Meetings

1. MEETINGS OF THE STOCKHOLDERS shall be held at the business office of the corporation in the City of Los Angeles, County of Los Angeles, State of California, or at such other place within or without the State of Nevada as shall be determined from time to time by the Board of Directors, and the place at which such meeting shall be held shall be stated in the notice and call of the meeting. A change in the place of meeting shall not be made within sixty (60) days next before the day on which an election of directors is to be held, and a notice of any change shall be given to each stockholder twenty (2 0) days before the election is to be held.

2. AN ANNUAL MEETING of the stockholders of the corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the first Monday in February of each year, after

1969, at 2:00 o’clock P.M., if not a legal holiday, and if a legal holiday then on the day following. If the annual meeting of the stockholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these By-Laws.

At all meetings of stockholders the voting may be viva voce, but any qualified voter may demand a stock vote, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him; and, if such ballot be cast by a proxy, it shall also state the name of such proxy.

At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election of directors.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, and the number of voting shares held by each shall be prepared by the secretary, who shall have charge of the stock ledger, and filed in the office where the election is to be held, at least ten (10) days before every election, and shall, during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder.

3. ORDER OF BUSINESS.—At the annual meeting of stockholders, the order of business shall be as follows:

1.	Calling meeting to order,

2.	Proof of notice of meeting,

3.	Reading of minutes of last previous annual meeting,

4.	Reports of officers,

5.	Reports of committees,

6.	Election of directors,

7.	Miscellaneous business.

4. ANNUAL MEETINGS AND SPECIAL MEETINGS of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or, in his absence, by any Vice-President, or by a majority of the Board of Directors, and shall be called at any time by the President or any Vice-President or the Secretary or the Treasurer upon the request of stockholders owning twenty-five per cent (25%) of the outstanding stock of the corporation, entitled to vote at such meeting.

5. BUSINESS TRANSACTED at all special meetings shall be confined to the objects stated in the call.

6. NOTICE OF THE TIME AND PLACE of the annual meeting of stockholders shall be given by mailing written or printed notice of the same at least ten (10) days and not more than fifty (50) days prior to the meeting, and notice of the time and place of special meetings shall be given by written or printed notice of the same at least ten (10) days and not more than forty (40) days prior to the meeting with postage prepaid to each stockholder of record of the corporation entitled to vote at such meeting, and addressed to the stockholder’s last known post office address, or to the address appearing on the corporate books of the corporation. The Board of Directors may fix in advance a date, not exceeding forty (40) days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting.

7. A QUORUM at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation, entitled to vote at such meeting, except as otherwise specially provided by law or in the Articles of Incorporation.

If a quorum be not present at a properly called stockholders’ meeting, the meeting may be adjourned by those present and, if a notice of such adjourned meeting, sent to all stockholders entitled to vote thereat, contain the time and place of holding such adjourned meeting and a statement of the purpose of the meeting and that the previous meeting failed for lack of a quorum, and that, under the provisions of this section, it is proposed to hold the adjourned meeting with a quorum of those present, then at such adjourned meeting, except as may be otherwise required by law or provided in the Articles of Incorporation, any number of stockholders, entitled to vote thereat, represented in person or by proxy, shall constitute a quorum and the votes of a majority in interest of those present at such meeting shall be sufficient to transact business.

8. TWO INSPECTORS of election shall be appointed by the Board of Directors before or at each meeting of the stockholders of the corporation at which an election of directors shall take place; if no such appointment shall have been made or if the inspectors appointed by the Board of Directors refuse to act or fail to attend, then the appointment shall be made by the presiding officer at the meeting. The inspectors shall receive and take in charge all proxies and ballots and shall decide all questions touching upon the qualification of voters, the validity of proxies, and the acceptance and rejection of votes. In case of a tie vote by the inspectors on any question, the presiding officer shall decide.

9. ANY ACTION WITHOUT A MEETING, except election of directors, which may be taken at a meeting of the stockholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation.

10. PROXIES may be given by every person entitled to vote or to execute consents. Every such person shall be entitled to vote either in person or by agent or agents authorized by written proxy executed by such person to his duly authorized agent and filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless the stockholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

ARTICLE III.

Board of Directors

1. THE MANAGEMENT of all the affairs, property and business of the corporation shall be vested in a Board of Directors, consisting of not less than three (3) nor more than seven (7) persons, all of full age and at least one (1) of whom shall be a citizen of the United States who shall be elected at the annual meeting of the stockholders by a plurality vote, for a term of one (1) year, and shall hold office until their successors are elected and qualify. Directors need not be stockholders.

In addition to the powers and authorities by these By-Laws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation, and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

2. THE NUMBER OF DIRECTORS shall be three (3) for the first board and may at any time be increased or decreased, but never to less than three (3) by vote of a majority of the stockholders entitled to vote, or by a majority of the then directors, at any regular or special meeting thereof, if the notice of such meeting contains a statement of the proposed increase or decrease, and in case of any such increase, the stockholders at any annual or special meeting shall have power to change the number of directors elected by the directors and elect such additional directors to hold office until the next annual meeting of the stockholders, and until their successors are elected and qualify.

3. ALL VACANCIES in the Board of Directors, whether caused by resignation, death, or otherwise, may be filled by the remaining director or a majority of the remaining directors attending a stated or special meeting called for that purpose even though less than a quorum be present. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualifies.

4. THE FIRST MEETING of each newly elected board, after organization of the corporation has been completed, shall be held at such time and place either within or without the State of Nevada immediately following the annual meeting of stockholders, or at such time and place as a majority of said newly elected Board of Directors shall determine, and no further notice of such meeting shall be necessary.

5. ANNUAL MEETINGS of the Board of Directors shall be held right after the annual meeting of stockholders, without notice, at the principal office of the corporation or at such other place or places within or without the State of Nevada as the Board of Directors may from time to time designate.

6. SPECIAL MEETINGS of the Board of Directors may be called at any time by the President or, in his absence, by any Vice-President, or by any two (2) directors, to be held at the principal office of the corporation or at such other place or places within or without the State of Nevada as the directors may from time to time designate.

7. MY ACTION OF A MAJORITY of the Board of Directors, although not at a regularly called meeting shall be as valid and effective in all respects as if such action had been passed upon by the board in a regular meeting, provided that the record of such action shall be assented to in writing by all of the members of the Board of Directors not participating.

8. NOTICE of all special meetings of the Board of Directors shall be given to each director by one (1) day’s service of the same by telegram, by letter, or personally.

9. A MAJORITY of the whole Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business; but less than a quorum may adjourn any meeting, which may be held on a subsequent date without further notice provided a quorum be present at such deferred meeting.

10. STANDING OR TEMPORARY COMMITTEES may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by such board. An Executive Committee may be appointed by resolution passed by a majority of the whole board; it shall have all the powers provided by statute except as specially limited by the board. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report the same to the Board of Directors at its next meeting.

11. NO STATED SALARY shall be paid directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

12. INDEMNIFICATION.—The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is

Amended as of 2-26-69

ARTICLE III. Section 12.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.

(a) When a person is sued, either alone or with others, because he is or was a director, officer, or employee of the corporation, in any proceeding (whether brought by the corporation, its receiver, its trustee, one or more of its shareholders or creditors, any governmental body, any public official, or any private person or corporation, domestic or foreign) arising out of his alleged misfeasance or nonfeasance in the performance of his duties or out of any alleged wrongful act against the corporation or by the corporation, he shall be indemnified for his reasonable expenses, including attorneys’ fees incurred in the defense of the proceeding, if both of the following conditions exist:

(1) The person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the court.

(2) The court finds that his conduct fairly and equitably merits such indemnity.

The amount of such indemnity may be assessed against the corporation, its receiver, or its trustee, by the court in the same or in a separate proceeding and shall be so much of the expenses, including attorneys’ fees incurred in the defense of the proceeding, as the court determines and finds to be reasonable. Application for such indemnity may be made either by a person sued or by the attorney or other person rendering services to him in connection with the defense, and the court may order fees and expenses to be paid directly to the attorney or other person, although he is not a party to the proceeding. Notice of the application for such indemnity shall be served upon the corporation, its receiver, or its trustee, and upon the plaintiff and other parties to the proceeding. The court may order notice to be given also to the shareholders in the manner provided elsewhere in these by-laws for giving notice of shareholders’ meetings, in such form as the court directs.

(b) Notwithstanding the provisions of Subdivision (a) of this Section 12, the board of directors may authorize the corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, a present or former director, officer or employee of the corporation in an action brought by a third party against such person (whether or not the corporation is joined as a party defendant) to impose a liability or penalty on such person for an act alleged to have been committed by such person while a director, officer or employee, or by the corporation, or by both; provided, the board of directors determines in good faith that such director, officer or employee was acting in good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interests of the corporation or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This Subdivision (b) does not apply to any action instituted or maintained in the right of the corporation by a shareholder or holder of a voting trust certificate representing shares of the corporation.

(c) The provisions of this Section 12 shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director, officer or employee, and the term person” where used in the foregoing subdivisions of this section shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

ARTICLE III. Section 13.

REIMBURSEMENT.

Any payments made to an officer of the corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

a creditor against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise.

ARTICLE IV.

Officers

1. THE OFFICERS OF THE COMPANY shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer, who shall be elected for one (1) year by the directors at their first meeting, and thenceforth at the annual meeting of the board, after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualify. The Board of Directors may also choose one or more Vice-Presidents, additional Assistant Secretaries and Assistant Treasurers. The President and any Vice-President exercising the functions of the President during his absence or disability must be a member of the Board of Directors. Any two offices, other than President and Secretary, may be held by the same person.

2. THE PRESIDENT shall preside at all meetings of stockholders and directors, shall have general supervision of the affairs of the corporation, shall sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders and perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

3. VICE-PRESIDENTS, during the absence or disability of the President and in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

4. THE SECRETARY shall issue notices for all meetings, except that notice for special meetings of directors called at the request of two (2) directors, as provided in Section 6 of Article III of the By-Laws, may be issued by any such director, shall keep minutes of all meetings, shall have charge of the seal of the corporation and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors.

5. THE ASSISTANT SECRETARIES, in the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

6. THE TREASURER shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office or that are properly required of him by the Board of Directors.

7. THE ASSISTANT TREASURERS, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

8. IN THE CASE OF ABSENCE OR INABILITY to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

9. VACANCIES in any office arising from any cause may be filled by the directors at any regular or special meeting.

10. THE BOARD OF DIRECTORS MAY APPOINT such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

11. THE SALARIES of all officers and agents of the corporation shall be fixed by the Board of Directors.

12. THE OFFICERS OF THE CORPORATION shall hold office until their successors are chosen and qualify. Any office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

13. THE BOARD OF DIRECTORS MAY, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE V.

Stock

1. CERTIFICATES OF STOCK shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or Vice-President and the Treasurer, or an Assistant Treasurer or the Secretary, or an Assistant Secretary, certifying to the number of shares owned by him.

If the stock certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the corporation, and a registrar, the signature of any of the officers signing such stock certificate may be facsimile.

In case any officer who has signed, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificate may nevertheless be adopted and issued and delivered by the corporation as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.

2. TRANSFERS OF STOCK shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued the old certificates shall be surrendered for cancellation. If transfer of stock of this corporation is restricted by the terms of the Articles of Incorporation of this corporation, such must be complied with before due transfer can be made.

3. REGISTERED STOCKHOLDERS only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

4. IN CASE OF LOSS OR DESTRUCTION of any certificate of stock another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation and/or to the transfer agent and registrar of such stock, in such sum as the Board of Directors may provide.

5. REGULATIONS.—The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of Nevada, the Articles of Incorporation of the corporation and these By-Laws.

6. CLOSING OF TRANSFER BOOKS.—The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding forty (40) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding forty (40) days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding forty (40) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

ARTICLE VI.

Dividends and Finance

1. DIVIDENDS may be declared by the Board of Directors and paid out of the net earnings of the corporation or from the surplus of its assets over its liabilities, including capital, as computed in accordance with the provisions of Section 1623 and Section 1624 of the Nevada General Corporation Law, subject to the conditions and limitations imposed by the Articles of Incorporation of the corporation.

2. BEFORE MAKING ANY DISTRIBUTION OF PROFITS there may be set aside out of the net profits of the corporation such sum or sums as the directors from time to time, in their absolute discretion, deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the corporation, or for any other purpose, and any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

3. THE MONEYS of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check signed by persons designated by resolution by the Board of Directors.

4. THE FISCAL YEAR of the corporation shall begin on the first day of January in each year, unless otherwise provided by resolution of the Board of Directors.

ARTICLE VII.

Books and Records

1. THE BOOKS, ACCOUNTS AND RECORDS of the corporation, except as may be otherwise required by the laws of the State of Nevada, may be kept outside of the State of Nevada, at such place or places as the Board of Directors may from time to time appoint. There shall be kept at all times at the principal office of the corporation in the State of Nevada the following records:

A certified copy of the Articles of Incorporation and all amendments; a certified copy of the By-Laws and all amendments; an original or a duplicate stock ledger, which shall be revised semi-annually, and which shall set forth the names of the stockholders of the corporation in alphabetical order, their places of residence if known, and the number of shares held by them respectively. The original or duplicate stock ledger shall be open daily, except Sunday and holidays, during at least two (2) business hours for inspection by any judgment creditor of the corporation or by any stockholder of the corporation. In lieu of maintaining such stock ledger or duplicate thereof at the principal office of this corporation in Nevada, there may be kept thereat a statement setting out the name of the custodian of such stock ledger or duplicate thereof and the present and complete post office address, with street and number, if any, where such stock ledger or duplicate thereof is kept.

The Board of Directors shall determine whether and to what extent the accounts and books of the corporation, or any of them, other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or by resolution of the stockholders or directors.

ARTICLE VIII

Notices

1. WHENEVER THE PROVISIONS of the statute or these By-Laws require notice to be given to any director, officer or stockholder, they shall not be construed to mean personal notice; such notice may be given in writing by depositing the same in a post office or letter box, in a postpaid, sealed wrapper, addressed to such director, officer, or stockholder at his or her address as the same appears in the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

2. A WAIVER of any notice, in writing, signed by a stockholder, director or officer, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any director, officer or stockholder.

ARTICLE IX.

Seal

1. THE CORPORATE SEAL of the corporation shall consist of two concentric circles, between which shall be the name of the corporation and the state of incorporation, and in the center shall be inscribed the year of its incorporation.

ARTICLE X.

Amendments

1. ALTERATIONS, AMENDMENTS OR REPEALS may be made by a majority of the stockholders entitled to vote at any regular or special meeting if the notice of such meeting contains a statement of the proposed alteration, amendment or repeal, or by the Board of Directors by a majority vote of the whole Board of Directors at any regular or special meeting, provided notice of such alteration, amendment or repeal has been given to each director in writing at least three (3) days prior to said meeting.

–  –  –  –  –  –

AMENDED BY-LAWS

(AS OF NOVEMBER 1, 1983)

OF

PARDEE CONSTRUCTION COMPANY OF NEVADA

(Incorporated under the Laws of Nevada)

ARTICLE I

OFFICES

Section 1. THE PRINCIPAL OFFICE shall be 11 Old Bank Building, 402 North Carson Street, in the City of Carson City, County of Ormsby, State of Nevada, and the name of the resident agent in charge thereof is The Prentice-Hall Corporation System, Nevada, Inc., 11 Old Bank Building, 402 North Carson Street, in the City of Carson City, County of Ormsby, State of Nevada.

Section 2. THE CORPORATION may also have offices at such other places within or without the State of Nevada as the Board of Directors may from time to time appoint, or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 1. MEETINGS OF THE STOCKHOLDERS shall be held at the business office of the corporation in the City of Los Angeles, County of Los Angeles, State of California, or at such other place within or without the State of Nevada as shall be determined from time to time by the Board of Directors, and the place at which such meeting shall be held shall be stated in the notice and call of the meeting. A change in the place of meeting shall not be made within sixty (60) days next before the day on which an election of Directors is to be held and a notice of any change shall be given to each stockholder twenty (20) days before the election is to be held.

Section 2. AN ANNUAL MEETING of the stockholders of the corporation for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the first Monday in February in each year, after 1969, at 2:00 o’clock p.m., if not a legal holiday, and if a legal holiday then on the day following. If an annual meeting of the stockholders be not held as herein prescribed, the election of Directors may be held at any meeting thereafter called pursuant to these By-Laws.

At all meetings of stockholders the voting may be viva voce, but any qualified voter may demand a stock vote, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him; and, if such ballot be cast by a proxy, it shall also state the name of such proxy.

1.

At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voter power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, and no share of stock shall be voted on which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election of Directors.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order and the number of voting shares held by each shall be prepared by the Secretary, who shall have charge of the stock ledger, and filed in the office where the election is to be held, at least ten (10) days before every election, and shall, during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder.

Section 3. ORDER OF BUSINESS. At the annual meeting of stockholders, the order of business shall be as follows:

1.	Calling meeting to order

2.	Proof of notice of meeting

3.	Reading of minutes of last previous meeting

4.	Reports of officers

5.	Reports of committees

6.	Election of Directors

7.	Miscellaneous business

Section 4. ANNUAL MEETINGS AND SPECIAL MEETINGS of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, or in his absence, by any Vice-President, or by a majority of the Board of Directors, and shall be called at any time by the President or any Vice-President or the Secretary or the Treasurer upon the request of stockholders owning twenty five percent (25%) of the outstanding stock of the corporation, entitled to vote at such meeting.

Section 5. BUSINESS TRANSACTED at all special meetings shall be confined to the objects stated in the call.

Section 6. NOTICE OF THE TIME AND PLACE of the annual meeting of stockholders shall be given by mailing written or printed notices of the same at least ten (10) days and not more than fifty (50) days prior to the meeting, and notice of the time and place of special meetings shall be given by written or printed notice of the same at least ten (10) days and not more than forty (40) days prior to the meeting with postage prepaid to each stockholder of

2.

record of the corporation entitled to vote at such meeting, and addressed to the stockholder’s last known post office address, the address appearing on the corporate books of the corporation. The Board of Directors may fix in advance a date not exceeding forty (40) days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting.

Section 7. A QUORUM at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation, entitled to vote at such meeting, except as otherwise specially provided by law or in the Articles of Incorporation.

If a quorum be not present at a properly called stockholders’ meeting, the meeting may be adjourned by those present and, if a notice of such adjourned meeting, sent to all stockholders entitled to vote thereat, contains the time and place of holding such adjourned meeting and a statement to the purpose of the meeting and that the previous meeting failed for lack of a quorum, and that, under the provisions of this section, it is proposed to hold the adjourned meeting with a quorum of those present, then at such adjourned meeting, except as may be otherwise required by law or provided in the Articles of Incorporation, any number of stockholders, entitled to vote thereat, represented in person or by proxy, shall constitute a quorum and the votes of a majority in interest of those present at such meeting shall be sufficient to transact business.

Section 8. TWO INSPECTORS of election shall be appointed by the Board of Directors before or at each meeting of the stockholders of the corporation at which an election of Directors shall take place; if no such appointment shall have been made or if the inspectors appointed by the Board of Directors refuse to act or fail to attend, then the appointment shall be made by the presiding officer at the meeting. The inspectors shall receive and take in charge all proxies and ballots and shall decide all questions touching upon the qualification of voters, the validity of proxies, and the acceptance and rejection of votes. In case of a tie vote by the inspectors on any question, the presiding officer shall decide.

Section 9. ANY ACTION WITHOUT A MEETING, except election of Directors, which may be taken at a meeting of the stockholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation.

Section 10. PROXIES may be given by every person entitled to vote or to execute consents. Every such person shall be entitled to vote either in person or by agent or agents authorized by written proxy executed by such person to his duly authorized agent and filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration

3.

of six (6) months from the date of its execution, unless the stockholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

ARTICLE III

BOARD OF DIRECTORS

Section 1. THE MANAGEMENT of all the affairs, property and business of the corporation shall be vested in a Board of Directors, consisting of not less than three (3) nor more than seven (7) persons, all of full age and at least one (1) of whom shall be a citizen of the United States who shall be elected at the annual meeting of the stockholders by a plurality vote, for a term of one (1) year, and shall hold office until their successors are elected and qualify. Directors need not be stockholders.

In addition to the powers and authorities by these By-Laws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation, and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 2. THE NUMBER OF DIRECTORS shall be three (3) for the first board and may at any time be increased or decreased, but never to less than three (3) by vote or a majority of the stockholders entitled to vote, or by a majority of the then Directors, at any regular or special meeting thereof, if the notice of such meeting contains a statement of the proposed increase or decrease, and in case of any such increase, the stockholders at any annual or special meeting shall have power to change the number of Directors elected by the Directors and elect such additional Directors to hold office until the next annual meeting of the stockholders, and until their successors are elected and qualify.

Section 3. ALL VACANCIES in the Board of Directors, whether caused by resignation, death, or otherwise, may be filled by the remaining Director or a majority of the remaining Directors attending a stated or special meeting called for that purpose even though less than a quorum be present. A Director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualifies.

Section 4. THE FIRST MEETING of each newly elected board, after organization of the corporation has been completed, shall be held at such time and place either within or without the State of Nevada immediately following the annual meeting of stockholders, or at such time and place as a majority of said newly elected Board of Directors shall determine, and no further notice of such meeting shall be necessary.

4.

Section 5. ANNUAL MEETINGS of the Board of Directors shall be held right after the annual meeting of the stockholders, without notice, at the principal office of the corporation or at such other place or places within or without the State of Nevada as the Board of Directors may from time to time designate.

Section 6. SPECIAL MEETINGS of the Board of Directors may be called at any time by the President or, in his absence, by any Vice-President, or by any two (2) Directors, to be held at the principal office of the corporation or at such other place or places within or without the State of Nevada as the Directors may from time to time designate.

Section 7. ANY ACTION OF A MAJORITY of the Board of Directors, although not at a regularly called meeting shall be as valid and effective in all respects as if such action had been passed upon by the Board in a regular meeting, provided that the record of such action shall be assented to in writing by all of the members of the Board of Directors not participating.

Section 8. NOTICE of all special meetings of the Board of Directors shall be given to each Director by one (1) day’s service of the same by telegram, by letter, or personally.

Section 9. A MAJORITY of the whole Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business; but less than a quorum may adjourn any meeting, which may be held on a subsequent date without further notice provided a quorum be present at such deferred meeting.

Section 10. STANDING OR TEMPORARY COMMITTEES may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by such board. An Executive Committee may be appointed by resolution passed by a majority of the whole board; it shall have all the powers provided by statute except as specially limited by the board. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report the same to the Board of Directors at its next meeting.

Section 11. NO STATED SALARY shall be paid Directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for the attendance at such regular or special meeting of such board; provided, that nothing herein contained shall be construed to preclude any Director from serving that corporation in any other capacity and receiving compensation for attending committee meetings.

5.

Section 12. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

(a) When a person is sued, either alone or with others, because he is or was a Director, officer, or employee of the corporation, in any proceeding (whether brought by the corporation, its receiver, its trustee, one or more of it’s shareholders or creditors, any governmental body, any public official, or any private person or corporation, domestic or foreign) arising out of his alleged misfeasance or non-feasance in the performance of his duties or out of any alleged wrongful act against the corporation or by the corporation, he shall be indemnified for his reasonable expenses, including attorneys’ fees incurred in the defense of the proceeding, if both of the following conditions exist:

(1)	The person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the court.

(2)	The court finds that his conduct fairly and equitably merits such indemnity.

The amount of such indemnity may be assessed against the corporation, its receiver, or its trustee, by the court in the same or in a separate proceeding and shall be so much of the expenses, including attorneys’ fees incurred in the defense of the proceeding, as the court determines and finds to be reasonable. Application for such indemnity may be made either by a person sued or by the attorney or other person rendering services to him in connection with the defense, and the court may order fees and expenses to be paid directly to the attorney or other person, although he is not a party to the proceeding. Notice of the application for such indemnity shall be served upon the corporation, its receiver, or its trustee, and upon the plaintiff and other parties to the proceeding. The court may order notice to be given also to the shareholders in the manner provided elsewhere in these by-laws or giving notice of shareholders’ meetings, in such form as the court directs.

(b) Notwithstanding the provisions of Subdivision (a) of this Section 12, the Board of Directors may authorize the corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, a present or former Director, officer or employee of the corporation in an action brought by a third party against such person (whether or not the corporation is joined as a party defendent) to impose a liability or penalty on such person for an act alleged to have been committed by such person while a Director, officer or employee, or by the corporation, or by both; provided, the Board of Directors determines in good faith that such Director, officer or employee was acting in good faith that such Director, or officer or employee was acting in good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interests of the corporation or its shareholders. Payments authorized hereunder include amount paid and expenses incurred in settling any such action

6.

or threatened action. This Subdivision (b) does not apply to any such action instituted or maintained in the right of the corporation by a shareholder or holder of a voting trust certificate representing shares of the corporation.

(c) The provisions of this Section 12 shall apply to the estate, executor, administrator, heirs, legatees or devisees of a Director, officer or employee, and the term “person” where used in the foregoing subdivisions of this section shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

Section 13. REIMBURSEMENT. Any payments made to an officer of the corporation such as a salary, commission, bonus, interest, or rent or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE IV

OFFICERS

Section 1. THE OFFICERS OF THE COMPANY shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer, who shall be elected for one (1) year by the Directors at their first meeting, and henceforth at the annual meeting of the board, after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualify. The Board of Directors or the President may also choose one or more Vice-Presidents, one or more Assistant Vice-Presidents, additional Assistant Secretaries and Assistant Treasurers. The President and any Vice-President exercising the functions of the President during his absence or disability must be a member of the Board of Directors. Any two offices, other than President and Secretary, may be held by the same person.

Section 2. THE PRESIDENT shall preside at all meetings of stockholders and Directors, shall have general supervision of the affairs of the corporation, shall sign or countersign all certificates, contracts and instruments of the corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders and perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

Section 3. VICE-PRESIDENTS, during the absence or disability of the President and in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

Section 4. THE SECRETARY shall issue notices for all meetings, except that notice for special meetings of Directors called at the request of two (2) Directors, as provided in Section 6 of Article III of the By-Laws, may be issued by any such Director, shall keep minutes of all meetings, shall have charge of the seal of the corporation and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors.

Section 5. ASSISTANT VICE-PRESIDENTS, during the absence or disability of the Vice-President and in the order designated by the Board of Directors, shall exercise all the functions of the Vice-President. Each Assistant Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

Section 6. THE ASSISTANT SECRETARIES, in the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

Section 7. THE TREASURER shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office or that are properly required of him by the Board of Directors.

Section 8. THE ASSISTANT TREASURERS, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

Section 9. IN THE CASE OF ABSENCE OR INABILITY to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such office to any other officer or any Director or other person who it may select.

Section 10. VACANCIES in any office arising from any cause may be filled by the Directors at any regular or special meeting or by the President.

Section 11. THE BOARD OF DIRECTORS OR THE PRESIDENT MAY APPOINT such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or by the President.

Section 12. THE SALARIES of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 13. THE OFFICERS OF THE CORPORATION shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors or by the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, or by the President.

Section 14. THE BOARD OF DIRECTORS MAY, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE V

STOCK

Section 1. CERTIFICATES OF STOCK shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or Vice-President and the Treasurer, or an Assistant Treasurer or the Secretary, or an Assistant Secretary, certifying to the number of shares owned by him.

If the stock certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the corporation, and a registrar, the signature of any of the officers signing such stock certificate may be a facsimile.

In case any officer who has signed, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificate may nevertheless be adopted and issued and delivered by the corporation as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.

Section 2. TRANSFERS OF STOCK shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued the old certificates shall be surrendered for cancellation. If transfer of stock of this corporation is restricted by the terms of the Articles of Incorporation of this corporation, such must be complied with before due transfer can be made.

Section 3. REGISTERED STOCKHOLDERS only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

Section 4. IN CASE OF LOSS OR DESTRUCTION of any certificate of stock another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation and/or to a transfer agent and registrar of such stock, in such sun as the Board of Directors may provide.

Section 5. REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of Nevada, the Articles of Incorporation and these By-Laws.

Section 6. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding forty (40) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding forty (40) days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding forty (40) days preceding the date of any meeting of stockholder, or the date for the payment of any dividend, or the date for the allotment of rights, or the date any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

ARTICLE VI

DIVIDENDS AND FINANCE

Section 1. DIVIDENDS may be declared by the Board of Directors and paid out of the earnings of the corporation or from the surplus of its assets over its liabilities, including capital, as computed in accordance with the provisions of Section 1623 and Section 1624 of the Nevada General Corporation Law, subject to the conditions and limitations imposed by the Articles of Incorporation of the corporation.

Section 2. BEFORE MAKING ANY DISTRIBUTION OF PROFITS there may be set aside out of the net profits of the corporation such sum or suns as the Directors from time to time, in their absolute discretion, deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the corporation, or for any other purpose, and any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

Section 3. THE MONEYS of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check signed by persons designated by resolution by the Board of Directors.

Section 4. THE FISCAL YEAR of the corporation shall begin on the first day of January in each year, unless otherwise provided by resolution of the Board of Directors.

ARTICLE VII

BOOKS AND RECORDS

Section 1. THE BOOKS, ACCOUNTS, AND RECORDS of the corporation, except as may be otherwise required by the laws of the State of Nevada, may be kept outside of the State of Nevada, as such place or places as the Board of Directors may from time to time appoint. There shall be kept at all times at the principal office of the corporation in the State of Nevada the following records:

A certified copy of the articles of Incorporation and all amendments; a certified copy of the By-Laws and all amendments; an original or a duplicate stock ledger, which shall be revised semi-annually, and which shall set forth the names of the stockholders of the corporation in alphabetical order, their places of residence if known, and the number of shares held by them respectively. The original or duplicate stock ledger shall be open daily, except Sunday and holidays, during at least two (2) business hours for inspection by any judgment creditor of the corporation or by any stockholder of the corporation. In lieu of maintaining such stock ledger or duplicate thereof at the principal office of this corporation in Nevada, there may be kept thereat a statement setting out the name of the custodian of such stock ledger or thereof and the present and complete post office address, with street and number, if any, where such stock ledger or duplicate thereof is kept.

The Board of Directors shall determine whether and to what extent the accounts and books of the corporation, or any of them, other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or by resolution of the stockholders or Directors.

ARTICLES VIII

NOTICES

Section 1. WHENEVER THE PROVISIONS of the statue or these By-Laws require notice to be given to any Director, officer or stockholder, they shall not be construed to mean personal notice; such notice may be given in writing by depositing the same in a post office or letter box, in a postpaid, sealed wrapper, addressed to such Director, officer, or stockholder at his or her address as the same appears in the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

Section 2. A WAIVER of any notice, in writing, signed by a stockholder, Director or officer, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any Director, officer or stockholder.

ARTICLE IX

SEAL

Section 1. THE CORPORATE SEAL of the corporation shall consist of two concentric circles, between which shall be the name of the corporation and the date of incorporation, and in the center shall be inscribed the year of its incorporation.

ARTICLE X

AMENDMENTS

Section 1. ALTERATIONS, AMENDMENTS OR REPEALS may be made by a majority of the stockholders entitled to vote at any regular or special meeting if the notice of such meeting contains a statement of the proposed alteration, amendment or repeal, or by the Board of Directors by a majority vote of the whole Board of Directors at a regular or special meeting, provided notice of such alteration, amendment or repeal has been given to said Director in writing at least three (3) days prior to said meeting.

KNOW ALL MEN BY THESE PRESENTS:

That I, the duly elected and acting Secretary of PARDEE CONSTRUCTION COMPANY OF NEVADA, do hereby certify that the foregoing Amended By-Laws were adopted as the By-Laws of said corporation on the 1st day of November, 1983.

IN WITNESS WHEREOF, I have subscribed my name this 1st day of November, 1983.

/s/ Nathaniel A. Margolin
Nathaniel A. Margolin
Secretary